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                                                                   EXHIBIT 23(d)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports on Substance Abuse Technologies, Inc. (formerly U.S. Alcohol Testing of America, Inc.) and Good Ideas Testing, Inc. dated May 20, 1996, in the Registration Statement (Amendment No. 2 to Form S-4 No. 333-3734) and related Prospectus of Substance Abuse Technologies, Inc. for the Registration of common stock, warrants to purchase common stock, and the Consent Solicitation Statement to the Minority Stockholders of Good Ideas Enterprises, Inc.



ERNST & YOUNG LLP

/s/ Ernst & Young LLP



Riverside, California
April 14, 1997




                                      E-53